Exhibit 99.1

Covidien Reports Fourth-Quarter and Fiscal 2013 Results

•	Net sales up 2% (up 5%, excluding foreign exchange rate movement); Medical Devices sales up 3% (up 6%, excluding foreign exchange rate movement)

•	Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.79; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.91

•	Fiscal 2013 diluted GAAP earnings per share from continuing operations were $3.40; excluding specified items, adjusted diluted earnings per share from continuing operations were $3.72

DUBLIN, Ireland - November 8, 2013 - Covidien plc (NYSE: COV) today reported results for the fourth quarter of fiscal 2013 (July - September 2013). Fourth-quarter net sales of $2.56 billion increased 2% from the $2.50 billion in the fourth quarter a year ago. Foreign exchange rate movement lowered the quarterly sales growth rate by three percentage points.

“We delivered a solid performance in the fourth quarter and finished 2013 in line with our expectations. That said, reported sales growth were negatively impacted by the strength of the U.S. dollar against most foreign currencies,” said José E. Almeida, Chairman, President and CEO.

“We had strong growth in Endomechanical Instruments and Energy, as well as in all major product lines in emerging markets resulting from investments in these regions,” Mr. Almeida said. “We also registered double-digit sales growth for Oridion, superDimension, BÂRRX and Newport during the quarter, which demonstrates our continued success in operating these businesses acquired in 2012.”

Fourth-quarter 2013 gross margin of 58.1% increased 0.2 percentage points from the 57.9% of the prior-year period. On an adjusted basis, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, fourth-quarter 2013 gross margin of 58.2% was 0.7 percentage points below that of a year ago. The decline was primarily due to unfavorable foreign exchange, partially offset by the positive net impact of price, volume and mix.

Selling, general and administrative expenses for the fourth quarter of 2013 were above those of the comparable quarter of the year before. This was due to spending on growth initiatives and the medical device tax, partially offset by productivity improvements. Research and development (R&D) expense in the fourth quarter of 2013 represented 5.7% of net sales, versus 4.6% of sales in the fourth quarter a year ago. Excluding specified items, fourth-quarter 2013 R&D spending increased 11% and represented 5.0% of sales.

In the fourth quarter of 2013, the Company reported operating income of $472 million, versus $475 million in the same period the year before. Fourth-quarter 2013 adjusted operating income, excluding the specified items on the attached table, was $530 million, compared with $543 million in the previous year. Both operating income and adjusted operating income for the current quarter were reduced by approximately $60 million due to the impact of unfavorable foreign exchange and the medical device tax. Fourth-quarter 2013 adjusted operating income, excluding the specified items, represented 20.7% of sales, versus 21.7% of sales a year ago.

The fourth-quarter 2013 effective tax rate was 17.8%, versus an effective tax rate of 7.8% in the fourth quarter of 2012. The fourth-quarter 2013 adjusted tax rate, excluding the specified items on the attached table, was 14.5%, versus 17.7% in the fourth quarter a year earlier.

Diluted GAAP earnings per share from continuing operations were $0.79 in the fourth quarter of 2013, versus $0.83 per share in the comparable quarter last year. Fourth-quarter 2013 adjusted diluted earnings per share from continuing operations, excluding the specified items on the attached table, were $0.91, versus $0.86 a year ago, a 6% increase despite unfavorable foreign exchange, the medical device tax and incremental investments in emerging markets.

In the fourth quarter of 2013, Covidien purchased approximately 10.2 million ordinary shares under its previously announced share buyback program.

For fiscal 2013, net sales of $10.24 billion were 4% above the $9.85 billion in the previous year, with foreign exchange rate movement lowering the sales growth rate by two percentage points.

The Company reported operating income of $2.13 billion in fiscal 2013, versus $2.09 billion in the comparable period the year before. Fiscal 2013 adjusted operating income, excluding the specified items on the attached table, was $2.26 billion, versus $2.29 billion of the prior year. Fiscal 2013 adjusted operating income, excluding the specified items, represented 22.1% of sales, versus 23.2% a year ago.

The effective tax rate was 21.1% for fiscal 2013, versus an effective tax rate of 14.7% in 2012. Excluding the specified items on the attached table, the adjusted tax rate for fiscal 2013 was 16.0%, versus 17.3% in 2012.

Fiscal 2013 diluted GAAP earnings per share from continuing operations were $3.40, versus $3.37 in 2012. Excluding the specified items on the attached table, adjusted diluted earnings per share from continuing operations were $3.72, versus $3.61 last year, a 3% increase.

BUSINESS SEGMENT RESULTS

Medical Devices sales of $2.13 billion in the fourth quarter were 3% higher than the $2.06 billion in the comparable quarter of last year. Operational sales growth was 6%, as foreign exchange rate movement reduced the quarterly sales growth rate by three percentage points. Growth was driven by new products and increased volume. Fourth-quarter sales in Endomechanical were higher than those of the prior year, fueled by double-digit gains for stapling products, led by our innovative Tri-Staple™ reloads. In Soft Tissue Repair, sales were somewhat above those of a year ago, paced by sutures. Sales of Energy products were notably above the prior year’s level, largely due to another double-digit quarterly sales gain for vessel sealing products, our largest category within Energy. Sales in Oximetry & Monitoring were well above the year before, aided by higher sales of sensors and capnography products. Airway & Ventilation sales were about the same as those of the previous year, as an increase in airway products countered lower sales of ventilators. Sales of Vascular products increased modestly from those of a year ago, as we experienced strong growth for chronic venous insufficiency products and increased sales of peripheral and neurovascular products somewhat offset by decreased sales of compression products.

For fiscal 2013, Medical Devices sales climbed 5% to $8.49 billion from $8.11 billion a year ago. Foreign exchange rate movement reduced the sales growth rate by two percentage points.

Medical Supplies fourth-quarter sales of $434 million were 1% below the $439 million reported in the comparable quarter of 2012, resulting from slight declines in all four product lines.

For fiscal 2013, sales of Medical Supplies, at $1.75 billion, were essentially unchanged from last year’s $1.74 billion. Higher sales of Nursing Care products, led by enteral feeding, were offset by decreased sales of OEM, Medical Surgical and SharpSafety™ products.

FISCAL 2014 OUTLOOK

All fiscal 2014 guidance that the Company issued at investor day in September remains unchanged.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading products in medical devices and supplies. With 2013 revenue of $10.2 billion, Covidien has more than 38,000 employees worldwide in more than 70 countries, and its products are sold in over 150 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Jacqueline Strayer	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
jacqueline.strayer@covidien.com	cole.lannum@covidien.com

Lisa Clemence	Todd Carpenter
Director	Senior Director
Corporate Communications	Investor Relations
508-452-4375	508-452-4363
lisa.clemence@covidien.com	todd.carpenter@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•
By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 877-280-4960. For participants outside the U.S., the dial-in number is 857-244-7317. The access code for all callers is 80544083.

•
Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on November 8, 2013, and ending at 5:00 p.m. on November 15, 2013. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 17727056.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share, adjusted operating margin and free cash flow, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The Company defines free cash flow as net cash provided by continuing operating activities less capital expenditures.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc
Consolidated Statements of Income
Quarters Ended September 27, 2013 and September 28, 2012
(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	September 27, 2013	Net Sales	September 28, 2012	Net Sales

Net sales	$2,560	100.0%	$2,499	100.0%
Cost of goods sold (1)	1,073	41.9	1,053	42.1
Gross profit	1,487	58.1	1,446	57.9
Selling, general and administrative expenses (1)	835	32.6	819	32.8
Research and development expenses	146	5.7	116	4.6
Restructuring charges, net	34	1.3	36	1.4
Operating income	472	18.4	475	19.0
Interest expense	(53)	(2.1)	(51)	(2.0)
Interest income	9	0.4	3	0.1
Other income, net	15	0.6	7	0.3
Income from continuing operations before income taxes	443	17.3	434	17.4
Income tax expense	79	3.1	34	1.4
Income from continuing operations	364	14.2	400	16.0
Income from discontinued operations, net of income taxes	8	0.3	61	2.4
Net income	$372	14.5	$461	18.4
Basic earnings per share:
Income from continuing operations	$0.80		$0.84
Income from discontinued operations	0.02		0.12
Net income	0.81		0.96
Diluted earnings per share:
Income from continuing operations	$0.79		$0.83
Income from discontinued operations	0.02		0.12
Net income	0.80		0.95
Weighted-average number of shares outstanding (in millions):
Basic	458		477
Diluted	463		483

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:

Cost of goods sold	$40		$39
Selling, general and administrative expenses	16		16
	$56		$55

Covidien plc
Non-GAAP Reconciliations
Quarters Ended September 27, 2013 and September 28, 2012
(dollars in millions, except per share data)

	Quarter Ended September 27, 2013
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$2,560	$1,487	58.1%	$472	18.4%	$443	$364	$0.79
Adjustments:
Restructuring and related charges, net (2)	—	2		36		36	24	0.05
Transaction costs (3)	—	—		22		22	14	0.03
Loss on retirement of debt (4)	—	—		—		20	15	0.03
Net gain on investments (5)	—	—		—		(12)	(12)	(0.03)
Impact of tax sharing agreement (6)	—	—		—		(19)	(19)	(0.04)
Tax matters (7)	—	—		—		—	33	0.07
As adjusted	$2,560	$1,489	58.2	$530	20.7	$490	$419	0.91

	Quarter Ended September 28, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$2,499	$1,446	57.9%	$475	19.0%	$434	$400	$0.83
Adjustments:
Impairments (8)	—	15		18		18	12	0.03
Restructuring charges, net	—	—		36		36	29	0.06
Transaction costs (9)	—	12		14		14	10	0.02
Tax matters (10)	—	—		—		—	(38)	(0.08)
As adjusted	$2,499	$1,473	58.9	$543	21.7	$502	$413	0.86

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2) Includes $34 million in restructuring charges, net and $2 million of restructuring-related accelerated depreciation included in cost of goods sold.

(3)  Includes charges of $21 million resulting from entering into license agreements, $17 million of which is included in research and development expenses and $4 million of which is included in selling, general and administrative expenses. Also includes $1 million of charges resulting from an adjustment to contingent consideration associated with an acquisition, which is included in selling, general and administrative expenses.

(4) Represents a loss on the retirement of debt incurred in connection with the early termination of a capital lease, which is included in other income, net.

(5) Represents a net gain on investments, which is included in other income, net.

(6) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.

(7) Primarily relates to adjustments to income tax liabilities subject to the tax sharing agreement with Tyco International and TE Connectivity.

(8) Represents impairment charges resulting from the write-off of inventory and capital equipment associated with the discontinuance of our Duet TRS™ Universal Straight and Articulating Single-Use Loading Units, $15 million of which is included in cost of goods sold and the remaining $3 million of which is included in selling, general and administrative expenses.

(9)  Includes acquisition-related costs, $12 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $2 million of which relates to transaction costs that are included in selling, general and administrative expenses.

(10) Represents the tax benefit resulting from tax planning initiatives that were implemented during the fourth quarter of fiscal 2012.

Covidien plc
Segment and Geographical Sales
Quarters Ended September 27, 2013 and September 28, 2012
(dollars in millions)

	Quarter Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices (2)
United States	$910	$932	(2)%	—%	(2)%
Non-U.S.	1,216	1,128	8	(5)	13
	$2,126	$2,060	3	(3)	6
Medical Supplies
United States	$385	$392	(2)%	—%	(2)%
Non-U.S.	49	47	4	3	1
	$434	$439	(1)	1	(2)
Covidien plc (2)
United States	$1,295	$1,324	(2)%	—%	(2)%
Non-U.S.	1,265	1,175	8	(5)	13
	$2,560	$2,499	2	(3)	5

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

(2)  Sales to external customers are reflected in the regions based on the reporting entity that records the sales transaction. During fiscal 2013, our supply chain for neurovascular and peripheral products in certain regions changed such that these products are now sold through reporting entities in the respective regions rather than through a U.S. entity. Accordingly, non-U.S. sales for our Medical Devices segment for the fourth quarter of fiscal 2013 include $73 million of sales for which the corresponding sales in the comparative prior year period were included in U.S. sales. Had this change not been made, U.S. sales and non-U.S. sales for Medical Devices and total Covidien would have been as follows:

	Quarter Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices (2)
United States	$910	$932
Regional sales adjustment	73	—
Adjusted United States	$983	$932	5%	—%	5%

Non-U.S.	$1,216	$1,128
Regional sales adjustment	(73)	—
Adjusted Non-U.S.	$1,143	$1,128	1%	(6)%	7%

Covidien plc (2)
United States	$1,295	$1,324
Regional sales adjustment	73	—
Adjusted United States	$1,368	$1,324	3%	—%	3%

Non-U.S.	$1,265	$1,175
Regional sales adjustment	(73)	—
Adjusted Non-U.S.	$1,192	$1,175	1%	(6)%	7%

Covidien plc
Select Product Line Sales
Quarters Ended September 27, 2013 and September 28, 2012
(dollars in millions)

	Quarter Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$622	$578	8%	(2)%	10%
Soft Tissue Repair Products	219	216	1	(2)	3
Energy Devices	358	336	7	(2)	9
Oximetry & Monitoring Products	241	230	5	(2)	7
Airway & Ventilation Products	186	193	(4)	(3)	(1)
Vascular Products	412	407	1	(3)	4

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Consolidated Statements of Income
Fiscal Years Ended September 27, 2013 and September 28, 2012
(dollars in millions, except per share data)

	Fiscal Year Ended	Percent of	Fiscal Year Ended	Percent of
	September 27, 2013	Net Sales	September 28, 2012	Net Sales

Net sales	$10,235	100.0%	$9,851	100.0%
Cost of goods sold (1)	4,150	40.5	3,944	40.0
Gross profit	6,085	59.5	5,907	60.0
Selling, general and administrative expenses (1)	3,340	32.6	3,261	33.1
Research and development expenses	508	5.0	479	4.9
Restructuring charges, net	105	1.0	82	0.8
Operating income	2,132	20.8	2,085	21.2
Interest expense	(208)	(2.0)	(206)	(2.1)
Interest income	16	0.2	15	0.2
Other income, net	89	0.9	25	0.3
Income from continuing operations before income taxes	2,029	19.8	1,919	19.5
Income tax expense	429	4.2	282	2.9
Income from continuing operations	1,600	15.6	1,637	16.6
Income from discontinued operations, net of income taxes	100	1.0	268	2.7
Net income	$1,700	16.6	$1,905	19.3
Basic earnings per share:
Income from continuing operations	$3.43		$3.40
Income from discontinued operations	0.22		0.56
Net income	3.64		3.96
Diluted earnings per share:
Income from continuing operations	$3.40		$3.37
Income from discontinued operations	0.21		0.55
Net income	3.61		3.92
Weighted-average number of shares outstanding (in millions):
Basic	467		481
Diluted	471		486

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:

Cost of goods sold	$159		$142
Selling, general and administrative expenses	63		55
	$222		$197

Covidien plc
Non-GAAP Reconciliations
Fiscal Years Ended September 27, 2013 and September 28, 2012
(dollars in millions, except per share data)

	Fiscal Year Ended September 27, 2013
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$10,235	$6,085	59.5%	$2,132	20.8%	$2,029	$1,600	$3.40
Adjustments:
Restructuring and related charges, net (2)	—	4		109		109	69	0.15
Transaction costs (3)	—	—		18		—	(6)	(0.01)
Loss on retirement of debt (4)	—	—		—		20	15	0.03
Net gain on investments (5)	—	—		—		(12)	(12)	(0.02)
Impact of tax sharing agreement (6)	—	—		—		(61)	(61)	(0.13)
Tax matters (7)	—	—		—		—	146	0.31
As adjusted	$10,235	$6,089	59.5	$2,259	22.1	$2,085	$1,751	3.72

	Fiscal Year Ended September 28, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$9,851	$5,907	60.0%	$2,085	21.2%	$1,919	$1,637	$3.37
Adjustments:
Impairments (8)	—	15		18		18	12	0.03
Restructuring and related charges, net (9)	—	5		87		87	65	0.13
Legal charges (10)	—	—		47		47	35	0.07
Transaction costs (11)	—	17		49		43	30	0.06
Loss on retirement of debt (12)	—	—		—		9	9	0.02
Impact of tax sharing agreement (6)	—	—		—		(4)	(4)	(0.01)
Tax matters (13)	—	—		—		—	(32)	(0.07)
As adjusted	$9,851	$5,944	60.3	$2,286	23.2	$2,119	$1,752	3.61

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2) Includes $105 million in restructuring charges, net and $4 million of restructuring-related accelerated depreciation included in cost of goods sold.

(3)  Includes charges of $21 million resulting from entering into license agreements, $17 million of which is included in research and development expenses and $4 million of which is included in selling, general and administrative expenses.  Also includes $3 million of income resulting from adjustments to contingent consideration associated with acquisitions, which is included in selling, general and administrative expenses and an $18 million gain associated with our acquisition of CV Ingenuity, which is included in other income, net.

(4) Represents a loss on the retirement of debt incurred in connection with the early termination of a capital lease, which is included in other income, net.

(5) Represents a net gain on investments, which is included in other income, net.

(6) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.

(7)  Primarily relates to adjustments to income tax liabilities subject to the tax sharing agreement with Tyco International and TE Connectivity, tax expense generated in connection with the restructuring of legal entities in advance of the separation of our Pharmaceuticals business and the settlement of certain income tax matters.

(8)  Represents impairment charges resulting from the write-off of inventory and capital equipment associated with the discontinuance of our Duet TRS™ Universal Straight and Articulating Single-Use Loading Units, $15 million of which is included in cost of goods sold and the remaining $3 million of which is included in selling, general and administrative expenses.

(9) Includes $82 million in restructuring charges, net and $5 million of restructuring-related accelerated depreciation included in cost of goods sold.

(10)  Relates to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability cases, which is included in selling, general and administrative expenses.

(11)  Includes acquisition-related costs, $20 million of which relates to transaction costs that are included in selling, general and administrative expenses, $17 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $12 million of which relates to a license agreement and is included in research and development expenses. Also includes a $6 million gain associated with our acquisition of superDimension, which is included in other income, net.

(12) Represents the loss on the retirement of debt incurred in connection with the early redemption of certain senior notes, which is included in other income, net.

(13) Primarily relates to the tax benefit resulting from tax planning initiatives, partially offset by settlements reached with certain non-U.S. taxing authorities.

Covidien plc
Segment and Geographical Sales
Fiscal Years Ended September 27, 2013 and September 28, 2012
(dollars in millions)

	Fiscal Year Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices (2)
United States	$3,662	$3,683	(1)%	—%	(1)%
Non-U.S.	4,827	4,428	9	(4)	13
	$8,489	$8,111	5	(2)	7
Medical Supplies
United States	$1,547	$1,543	—%	—%	—%
Non-U.S.	199	197	1	—	1
	$1,746	$1,740	—	—	—
Covidien plc (2)
United States	$5,209	$5,226	—%	—%	—%
Non-U.S.	5,026	4,625	9	(3)	12
	$10,235	$9,851	4	(2)	6

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

(2)  Sales to external customers are reflected in the regions based on the reporting entity that records the sales transaction. During fiscal 2013, our supply chain for neurovascular and peripheral products in certain regions changed such that these products are now sold through reporting entities in the respective regions rather than through a U.S. entity. Accordingly, non-U.S. sales for our Medical Devices segment in fiscal 2013 include $202 million of sales for which the corresponding sales in the comparative prior year period were included in U.S. sales. Had this change not been made, U.S. sales and non-U.S. sales for Medical Devices and total Covidien would have been as follows:

	Fiscal Year Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices (2)
United States	$3,662	$3,683
Regional sales adjustment	202	—
Adjusted United States	$3,864	$3,683	5%	—%	5%

Non-U.S.	$4,827	$4,428
Regional sales adjustment	(202)	—
Adjusted Non-U.S.	$4,625	$4,428	4%	(4)%	8%

Covidien plc (2)
United States	$5,209	$5,226
Regional sales adjustment	202	—
Adjusted United States	$5,411	$5,226	4%	—%	4%

Non-U.S.	$5,026	$4,625
Regional sales adjustment	(202)	—
Adjusted Non-U.S.	$4,824	$4,625	4%	(4)%	8%

Covidien plc
Select Product Line Sales
Fiscal Years Ended September 27, 2013 and September 28, 2012
(dollars in millions)

	Fiscal Year Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$2,476	$2,336	6%	(2)%	8%
Soft Tissue Repair Products	890	882	1	(1)	2
Energy Devices	1,398	1,305	7	(2)	9
Oximetry & Monitoring Products	969	867	12	(2)	14
Airway & Ventilation Products	763	743	3	(2)	5
Vascular Products	1,645	1,602	3	(2)	5

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.